Exhibit 5.8

Richard J. Sapp

G. R. Neumann

Bradford L. Austin

Hayward L. Draper

Michael W. Thrall

Mark C. Dickinson

Gregory B. Wilcox

John F. Lorentzen

Rod Kubat

Frank B. Harty

James C. Wine

Bruce W. Baker

Anthony A. Longnecker

Kevin H. Collins

Joseph A. Quinn

Wade H. Schut

Mark D. Aljets

G. Thomas Sullivan

Thomas H. Walton

Willard L. Boyd III

Jeffrey W. Courter

Hallie E. Still-Caris

David W. Benson

Brian J. Humke

Paula S. Dierenfeld

Coreen K. Sweeney

Angel A. West

Mary E. Funk

Randall D. Armentrout

Thomas M. Cunningham

Robert D. Andeweg

Debra L. Hulett

Mark A. Schultheis

Neal K. Westin

Stephanie L. Marett

Stephanie G. Techau

Brad C. Epperly

Angela C. Brick

Benjamin P. Roach

Jason L. Giles

K. Dwayne Vande Krol

Kathleen K. Law

Mitchell R. Kunert

Michael J. Dayton

Kristina M. Stanger

David T. Bower

Frances M. Haas

Jess W. Vilsack

Jay P. Syverson

Michael C. Joyce

Neal A. Coleman

Katie L. Graham

Eric J. Eide

Keith P. Duffy

Dustin J. Miller

Rebecca A. Miller

Colleen R. MacRae

Ryan J. Stefani

Leslie C. Behaunek

Spencer S. Cady

Eric N. Fischer

Mary Katherine Kington Nelson

Thomas C. Goodhue

Ethan S. Olson

Matthew A. McGuire

Eric R. Tubbs

Naomi D. Smith

Brianna L. Long

Mackenzie J. O’Brien

Lynn C. Herndon

Haley Y. Hermanson

Logan J. Eliasen

Kevin Patrick

REGISTERED PATENT ATTORNEYS

Glenn Johnson

Robert W. Hoke

Jeffrey D. Harty

Wendy K. Marsh

Todd A. Van Thomme

Ryan N. Carter

Sarah J. Gayer

Allison E. Kerndt

Daniel M. Blakeslee

OF COUNSEL James B. West Edgar F. Hansell Robert A. VanOrsdel Jay Eaton R. Craig Shives Terry C. Hancock Steven H. Lytle Jill M. Stevenson Sara J. Sersland Gregory P. Page John W. Blyth

December 20, 2019

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

c/o StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, PA 19053

Re:	Indenture, dated as of June 27, 2019

Ladies and Gentlemen:

We have acted as special counsel in the State of Iowa to StoneMor Iowa LLC, an Iowa limited liability company, and StoneMor Iowa Subsidiary LLC, an Iowa limited liability company (collectively, the “Local Entities” and each a “Local Entity”), each of which is a wholly-owned direct or indirect subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) by the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone Co.” and together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement including the Local Entities (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $392,768,073 aggregate principal amount of their 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “New Notes”) being registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $392,768,073 aggregate principal amount of the Issuers’ outstanding 9.875%/11.500% Senior

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

c/o StoneMor Partners L.P.

December 20, 2019

Secured PIK Toggle Notes due 2024 (together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of June 27, 2019 (the “Indenture”), among the Issuers, the Guarantors, the initial purchasers party thereto and Wilmington Trust, National Association, as trustee.

Scope of Inquiry

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)	the Indenture,

(ii)	the Notes;

(iii)	the Master Secretary’s Certificate, dated the date hereof (the “Secretary’s Certificate”);

(iv)	the Articles of Organization and Operating Agreement of each of the Local Entities, as certified pursuant to the Secretary’s Certificate;

(v)

the Unanimous Written Consent dated June 26, 2019 of the Board of Directors of StoneMor GP LLC, General Partner of StoneMor Partners L.P., and all of the Boards of Directors, Managers and Governors of StoneMor Partners L.P.’s Direct and Indirect Subsidiaries, including the Local Entities, pertaining to the Indenture and other matters as more particularly set forth therein, as certified pursuant to the Secretary’s Certificate;

(vi)	A Certificate of Existence issued by the Iowa Secretary of State dated December 12, 2019 with respect to StoneMor Iowa LLC (the “StoneMor Iowa LLC Certificate of Existence”); and

(vii)	A Certificate of Existence issued by the Iowa Secretary of State dated December 12, 2019 with respect to StoneMor Iowa Subsidiary LLC (the “StoneMor Iowa Subsidiary LLC Certificate of Existence”).

In addition, we have reviewed such other questions of law as we have considered necessary or desirable as a basis for our opinions expressed herein. As to all questions of fact material to our opinions, we have relied, without independent investigation or verification, on the Secretary’s Certificate. No independent investigation has been requested of us and none has been made with respect to such matters.

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

c/o StoneMor Partners L.P.

December 20, 2019

We have not reviewed any documents (other than the documents listed and/or referenced in (i) through and including (vii) above) and we have not reviewed any document (other than the documents referenced in (i) through and including (vii) above) that is referred to or incorporated by reference into the documents reviewed by us. We assume that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.

Scope of Engagement

We have been retained as special Iowa counsel to the Local Entities only in connection with a review of the Indenture for compliance with Applicable Law (defined below) to the extent set forth herein and such other matters as are set forth herein. Consistent with the limited scope of our engagement as special Iowa counsel, we have not participated in the negotiation of the Indenture, any Notes, or any of the other documents, certificates, or agreements related to the Indenture or the transactions described in or contemplated by the Indenture and our role has been limited to a review of the Indenture for purposes of determining compliance with Applicable Law as and to the extent set forth herein.

Assumptions

As a basis for our opinions, we have made the following assumptions:

(a)

all signatures on documents submitted to us are genuine, all documents submitted to us as originals are authentic and complete, and all documents submitted to us as certified or photostatic copies conform to authentic and complete original documents;

(b)	all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

(c)	each natural person executing the Indenture and any of the other documents examined by us has full legal capacity at all relevant times;

(d)

none of the documents, originals or copies of which we have examined, has been amended (except as specifically noted herein), and, except as specifically noted herein, there are no agreements or understandings between the parties, written or oral, and there is no usage of trade or course of prior dealing between the parties that would, in either case, define, supplement or qualify the terms of those documents;

(e)

each of the parties to the Indenture, other than the Local Entities: (i) has the corporate, limited liability company, and limited partnership capacity, power and authority to enter into, and perform its obligations under, the Indenture; (ii) has taken all necessary action to authorize the entry by it into, and the performance by it of, the Indenture; and (iii) has duly executed and delivered the Indenture;

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

c/o StoneMor Partners L.P.

December 20, 2019

(f)

the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective by the Commission and that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement;

(g)	all statements of fact contained in the Indenture and each of the other documents examined are correct; and

(h)

the executed Indenture been physically or electronically adopted, signed, executed, exchanged and delivered by, to and among each of the parties thereto, in each case, with the intent to bind each such party and sign the Indenture.

Applicable Law

The opinions herein are limited to Applicable Law in force as of the date of this letter. As used herein, (a) the term “Applicable Law” means the Iowa Revised Uniform Limited Liability Company Act, Iowa Code 2019, Chapter 489, and those presently existing provisions of statutory laws or regulations of Iowa (excluding choice of law and conflicts of law principles) that we, in the exercise of customary professional diligence, would reasonably recognize as being directly applicable to the transactions described in the Indenture with respect to the laws of Iowa and such term does not extend to licenses, certifications, permits, or approvals necessary for the conduct of Borrowers’ business. Notwithstanding the foregoing, the term Applicable Law excludes all statutes, ordinances, regulations, administrative decisions, and rules of political subdivisions, agencies or instrumentalities of the State of Iowa, including, without limitation, any city, municipality, county, agency, or district. We express no opinion as to the effect of the federal laws of the United States of America, including without limitation, the federal securities laws, rules and regulations, or the laws of any other jurisdiction, domestic or foreign. We note that the Indenture is expressed to be governed by the laws of the State of New York. Without limiting the breadth of the foregoing limitations or exclusions, we express no opinion as to matters of New York law.

Opinions

Based upon and subject to the foregoing and to the further limitations, exclusions, exceptions, qualifications and assumptions set forth below, and limited in all respects to matters of Applicable Law it is our opinion that:

1.

Based solely on the StoneMor Iowa LLC Certificate of Existence, StoneMor Iowa LLC is validly existing under the laws of the State of Iowa. Based solely on the StoneMor Iowa Subsidiary LLC Certificate of Existence, StoneMor Iowa Subsidiary LLC is validly existing under the laws of the State of Iowa.

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

c/o StoneMor Partners L.P.

December 20, 2019

2.

As of the date of the Indenture, the Local Entities had all limited liability company power and limited liability company capacity to execute and deliver the Indenture, and as of the date hereof, the Local Entities have all corporate power and limited liability company capacity to perform their respective obligations thereunder.

3.

All necessary limited liability company action has been taken on the part of the Local Entities to authorize the execution and delivery of the Indenture and the performance by the Local Entities of their respective obligations thereunder (including their respective Guarantees as provided therein).

4.	The Indenture has been duly executed and delivered by the Local Entities to the extent that execution and delivery are governed by the laws of the State of Iowa.

Qualifications, Limitations and Exclusions

The opinions expressed herein are subject to the following qualifications, limitations and exclusions:

(A)

No opinion is given with respect to federal laws, including without limitation, the federal securities laws, rules and regulations, or the laws of any jurisdiction, domestic or foreign, other than the State of Iowa.

(B)

Except as expressly set forth herein, we express no opinion, and no opinion is implied or may be inferred, in connection with the transactions contemplated by the Indenture. In particular, we express no opinion concerning the enforceability of the Indenture against either or both Local Entities. The opinions are strictly limited to the matters stated herein and no other or more extensive opinions are intended, implied or to be inferred beyond the matters expressly stated herein.

(C)

The opinions expressed herein are made as of the date hereof and we do not undertake to update or supplement the opinions with respect to any changes of facts, circumstances, or laws of which we may later become aware.

(D)

We express no opinion as to the effect of the compliance or non-compliance by any party with any law or regulation applicable to a party because of its legal or regulatory status, including without limitation, any regulatory approval.

(E)

Other than as specifically stated in this opinion, we have not undertaken any investigation to determine the existence or absence of any facts or circumstances and no inferences as to our knowledge of the existence of such facts or circumstances should be drawn.

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

c/o StoneMor Partners L.P.

December 20, 2019

(F)	The opinions in Paragraph 4 above are based upon the veracity of the representations and certifications made in the Secretary’s Certificate and the attachments thereto.

(G)

We express no opinion as to the applicability to, or the effect of noncompliance by, any person or entity with any state or federal laws applicable to the transactions contemplated by the Indenture because of the nature of the business of such person or entity.

(H)

We express no opinion with respect to any securities laws and regulations administered by the Securities and Exchange Commission, state “Blue Sky” laws and regulations, or laws and regulations relating to commodity (and other) futures and indices and other similar instruments.

Reliance

This opinion is limited in its use solely to reliance of the Local Entities in connection with the Indenture and the Registration Statement. We understand that Duane Morris LLP may rely on this opinion in connection with its opinion, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

NYEMASTER GOODE, P.C.

By:	/s/ John W. Blyth
John W. Blyth